Exhibit 99.1

News Release

Mercury Systems Reports Third Quarter Fiscal 2020 Results

Third Quarter Highlights Include:
Record bookings of $250 million increased 32% over prior year
Record revenue increased 19% over prior year with 11% organic growth
Record net income, adjusted EBITDA, EPS and adjusted EPS
Record backlog increased 38% over prior year

ANDOVER, Mass. April 28, 2020 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2020, ended March 27, 2020.
Management Comments
“The record performance in the third quarter of fiscal year 2020 demonstrates the resiliency of our people and our business in a period of unparalleled challenges,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We achieved record bookings of $250 million yielding a book-to-bill of 1.20 and another record backlog as well as record revenues, net income, adjusted EBITDA, EPS and adjusted EPS. While the COVID-19 global pandemic continues to disrupt the economies and financial markets of many countries and we are unable to predict its ultimate impact, we remain focused on continuing the mission-critical work we do every day to support our people, our customers and the ongoing security of our nation,” said Aslett.
Third Quarter Fiscal 2020 Results
Total Company third quarter fiscal 2020 revenues were $208.0 million, compared to $174.6 million in the third quarter of fiscal 2019. The third quarter fiscal 2020 results included an aggregate of approximately $16.5 million of revenue attributable to the GECO Avionics, The Athena Group, Syntonic Microwave and American Panel Corporation acquired businesses.
Total Company GAAP net income for the third quarter of fiscal 2020 was $23.6 million, or $0.43 per share, compared to $14.1 million, or $0.29 per share, for the third quarter of fiscal 2019.
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 2

Adjusted earnings per share (“adjusted EPS”) was $0.60 per share for the third quarter of fiscal 2020, compared to $0.49 per share in the third quarter of fiscal 2019.
Third quarter fiscal 2020 adjusted EBITDA for the total Company was $47.1 million, compared to $38.8 million for the third quarter of fiscal 2019.
Cash flows from operating activities in the third quarter of fiscal 2020 were $30.1 million, compared to $26.2 million in the third quarter of fiscal 2019. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $19.2 million for both the third quarter of fiscal 2020 and the third quarter of fiscal 2019.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2020 were $250.3 million, yielding a book-to-bill ratio of 1.20 for the quarter.
Mercury’s total backlog at March 27, 2020 was $769.8 million, a $211.6 million increase from a year ago. Of the March 27, 2020 total backlog, $544.8 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2020. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Third Quarter Fiscal 2020 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the fourth quarter of fiscal 2020 and full fiscal 2020 are to the period ending July 3, 2020.

For the fourth quarter of fiscal 2020, revenues are forecasted to be in the range of $205.8 million to $215.8 million. GAAP net income for the fourth quarter is expected to be approximately $17.6 million to $19.8 million, or $0.32 to $0.36 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing or COVID related expenses in the period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.2 million weighted average diluted shares outstanding. Adjusted EBITDA for
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 3

the fourth quarter of fiscal 2020 is expected to be in the range of $46.4 million to $49.4 million. Adjusted EPS is expected to be in the range of $0.54 to $0.58 per share.
For the full fiscal year 2020, we currently expect revenue of $785.0 million to $795.0 million, and GAAP net income of $76.1 million to $78.3 million, or $1.38 to $1.42 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing or COVID related expenses in the period, an effective tax rate, excluding discrete items, of approximately 26% for the remainder of the year and approximately 55.1 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $173.0 million to $176.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.12 to $2.16 per share.
Recent Highlights
March – Mercury announced the EnsembleSeries™ SCM6010 OpenVPX™ data storage module featuring the latest non-volatile memory express (“NVMe”) M.2 commercial technology critical for high-speed, low-latency performance. The SCM6010’s removable storage canisters are an industry first, enabling users to quickly replace the storage for rapid mission updates, removal of sensitive material and technological refreshes.
March – Mercury announced the EnsembleSeries™ DCM3220 digital transceiver, a multi-channel, highly configurable transmit/receive module with integrated FPGA processing. The versatile, low-latency digital transceiver has the highest spectral processing density of any 3U OpenVPX™ module available today.
February – Mercury announced that its TRRUST-Stor® 3U VPX RT solid state drive had launched into low Earth orbit as part of a satellite constellation system developed by a leading defense prime contractor.
February – Mercury announced an OEM agreement with Hewlett Packard Enterprise (“HPE”) that will enable Mercury to develop a new rugged rackmount server product line based on HPE’s ProLiant server technology. Mercury’s new EnterpriseSeries™ RES-XR6 Alliance rackmount servers leverage components from HPE’s ProLiant platform and combine them with Mercury’s proven innovative technologies, thermal and mechanical design features into a rugged field-
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 4

deployable solution that delivers industry-leading advanced compute capabilities to mission-critical defense and tactical edge applications.
February – Mercury announced that the Boston Business Journal (BBJ) had recognized the Company as one of the 50 fastest-growing middle-market companies in Massachusetts. Mercury ranked 11th on the BBJ’s annual list based on its 2016 to 2018 revenue growth.
February – Mercury announced it received a $24 million order from a leading defense prime contractor for SWaP-optimized radio frequency modules ready for integration into an advanced electronic warfare system. The order was booked in the Company’s fiscal 2020 second quarter and is expected to be shipped over the next several quarters.
January – Mercury announced the EnsembleSeries™ SFM6126 OpenVPX™ PCI Express gen 3 switch with innovative capabilities for creating a true composable data center edge processing architecture for aerospace and defense applications. This represents a critical data distribution building block for Mercury’s comprehensive embedded data center compute architecture, ensuring availability in space-constrained, harsh environments.
January – Mercury announced the EnsembleSeries™ CIOE-1390 module, the industry’s first commercially-available compute module with Intel® Atom® multicore processors and embedded BuiltSAFE™ technology for flight safety certification. The new COM Express®-based processor modules leverage the collaboration between Intel and Mercury’s design and flight safety certification experts to address the demand for onboard processing power needed for smarter and more integrated avionics applications on rotary-wing platforms and Urban Air Mobility vehicles.
January – Mercury announced that Orlando P. Carvalho, former Executive Vice President of Lockheed Martin’s Aeronautics business, was elected to the Board of Directors. With this election, the Board of Directors consists of nine members, eight of which are independent directors.

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 5

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, April 28, 2020, at 5:00 p.m. ET to discuss the third quarter fiscal 2020 results and review its financial and business outlook going forward.
The live audio webcast as well as the Company's earnings presentation can be accessed from the ‘Events and Presentations’ page of Mercury's IR website at mrcy.com/investor. Please log into the webcast 15 minutes prior to the scheduled start time.
To join the conference call by phone, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please dial in 15 minutes prior to the scheduled start time.
A replay of the webcast will be available two hours after the call and archived for six months on the ‘Events and Presentations’.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 6

About Mercury Systems – Innovation That Matters®
Mercury Systems is the leader in making trusted, secure mission-critical technologies profoundly more accessible to aerospace and defense. Our innovative solutions power more than 300 aerospace, commercial aviation, defense, security and intelligence programs, configured and optimized for mission success in some of the most challenging and demanding environments. Headquartered in Andover, Mass., with manufacturing and design facilities around the world, Mercury specializes in engineering, adapting and manufacturing new solutions purpose-built to meet current and emerging high-tech needs. Our products and solutions have been successfully deployed with over 25 different defense prime contractors, a testament to our deep domain expertise and our commitment to Innovation that Matters®. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 7

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2020 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and as updated by the Company's Current Report on Form 8-K filed on April 28, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 27,	June 30,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$407,146	$257,932
Accounts receivable, net	127,129	118,832
Unbilled receivables and costs in excess of billings	86,860	57,387
Inventory	161,858	137,112
Prepaid income taxes	1,129	90
Prepaid expenses and other current assets	11,271	10,819
Total current assets	795,393	582,172

Property and equipment, net	78,664	60,001
Goodwill	614,830	562,146
Intangible assets, net	216,546	206,124
Operating lease right-of-use assets(1)	61,112	—
Other non-current assets	5,095	6,534
Total assets	$1,771,640	$1,416,977

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$50,089	$39,030
Accrued expenses(1)	24,727	18,897
Accrued compensation	34,781	28,814
Deferred revenues and customer advances	12,419	11,291
Total current liabilities	122,016	98,032

Deferred income taxes	19,166	17,814
Income taxes payable	1,751	1,273
Long-term debt	200,000	—
Operating lease liabilities(1)	67,028	—
Other non-current liabilities	12,246	15,119
Total liabilities	422,207	132,238

Shareholders’ equity:
Common stock	546	542
Additional paid-in capital	1,064,698	1,058,745
Retained earnings	285,231	226,743
Accumulated other comprehensive loss	(1,042)	(1,291)
Total shareholders’ equity	1,349,433	1,284,739
Total liabilities and shareholders’ equity	$1,771,640	$1,416,977

(1) Effective July 1, 2019, the Company has adopted ASC 842 - Leases using the optional transition method. Prior periods were not changed. As of March 27, 2020, the Company has Right-of-use assets of $61.1 million and total Lease liabilities of $73.8 million, of which $6.8 million is included in Accrued expenses.

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Third Quarters Ended		Nine Months Ended
	March 27, 2020	March 31, 2019	March 27, 2020	March 31, 2019
Net revenues	$208,016	$174,636	$579,233	$477,781
Cost of revenues(1)	114,691	100,789	319,002	271,464
Gross margin	93,325	73,847	260,231	206,317

Operating expenses:
Selling, general and administrative(1)	33,991	27,411	96,765	79,971
Research and development(1)	24,967	17,439	71,497	48,579
Amortization of intangible assets	7,848	6,786	22,859	20,906
Restructuring and other charges	66	46	1,815	573
Acquisition costs and other related expenses	111	103	2,652	555
Total operating expenses	66,983	51,785	195,588	150,584

Income from operations	26,342	22,062	64,643	55,733

Interest income	458	205	1,957	342
Interest expense	(58)	(2,473)	(58)	(6,928)
Other income (expense), net	2,186	(328)	401	(2,207)

Income before income taxes	28,928	19,466	66,943	46,940
Tax provision	5,363	5,357	8,455	12,969
Net income	$23,565	$14,109	$58,488	$33,971

Basic net earnings per share	$0.43	$0.30	$1.07	$0.72

Diluted net earnings per share	$0.43	$0.29	$1.06	$0.71

Weighted-average shares outstanding:
Basic	54,604	47,258	54,514	47,164
Diluted	55,127	47,958	55,071	47,783

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$341	$188	$682	$599
Selling, general and administrative	$5,476	$4,039	$15,503	$12,465
Research and development	$997	$646	$2,819	$1,772

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Third Quarters Ended		Nine Months Ended
	March 27, 2020	March 31, 2019	March 27, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$23,565	$14,109	$58,488	$33,971
Depreciation and amortization	12,651	11,576	36,579	34,830
Gain on sale of investment	(3,810)	—	(3,810)	—
Other non-cash items, net	8,542	6,333	22,580	16,497
Changes in operating assets and liabilities	(10,866)	(5,800)	(27,379)	(13,750)

Net cash provided by operating activities	30,082	26,218	86,458	71,548

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(36,500)	(96,502)	(81,529)
Purchases of property and equipment	(10,869)	(7,060)	(31,788)	(17,862)
Proceeds from sale of investment	4,310	—	4,310	—

Net cash used in investing activities	(6,559)	(43,560)	(123,980)	(99,391)

Cash flows from financing activities:
Proceeds from employee stock plans	2,393	—	2,396	1,677
Borrowings under credit facilities	200,000	36,500	200,000	81,500
Payments of deferred financing and offering costs	—	—	—	(1,851)
Payments for retirement of common stock	(746)	(502)	(15,683)	(7,434)

Net cash provided by financing activities	201,647	35,998	186,713	73,892

Effect of exchange rate changes on cash and cash equivalents	(61)	(44)	23	(55)

Net increase in cash and cash equivalents	225,109	18,612	149,214	45,994

Cash and cash equivalents at beginning of period	182,037	93,903	257,932	66,521

Cash and cash equivalents at end of period	$407,146	$112,515	$407,146	$112,515

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

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Mercury Reports Third Quarter Fiscal 2020 Results, Page 12

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include the Mercury Employee COVID Relief Fund, which was established to support employees experiencing financial burdens resulting from the COVID pandemic. The intent of this fund is to provide relief for employees who may otherwise be unable to pay for basic necessities, unexpected care for immediate family members, or other urgent needs that promote their health and safety during the current Coronavirus crisis. These costs also include expanded sick pay related to COVID, overtime, meals and other compensation-related expenses. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance,
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Mercury Reports Third Quarter Fiscal 2020 Results, Page 13

evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 27, 2020	March 31, 2019	March 27, 2020	March 31, 2019
Net income	$23,565	$14,109	$58,488	$33,971
Other non-operating adjustments, net	(3,138)	(502)	(3,386)	(155)
Interest (income) expense, net	(400)	2,268	(1,899)	6,586
Income tax provision	5,363	5,357	8,455	12,969
Depreciation	4,803	4,790	13,720	13,924
Amortization of intangible assets	7,848	6,786	22,859	20,906
Restructuring and other charges	66	46	1,815	573
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	891	787	5,009	2,592
Fair value adjustments from purchase accounting	600	93	1,200	713
Litigation and settlement expense, net	174	146	629	325
COVID related expenses(1)	397	—	397	—
Stock-based and other non-cash compensation expense	6,917	4,914	19,332	14,995
Adjusted EBITDA	$47,086	$38,794	$126,619	$107,399

(1) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 14

the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 27, 2020	March 31, 2019	March 27, 2020	March 31, 2019
Cash provided by operating activities	$30,082	$26,218	$86,458	$71,548
Purchases of property and equipment	(10,869)	(7,060)	(31,788)	(17,862)
Free cash flow	$19,213	$19,158	$54,670	$53,686

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(3). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarters Ended
	March 27, 2020		March 31, 2019
Net income and earnings per share	$23,565	$0.43	$14,109	$0.29
Other non-operating adjustments, net(1)	(3,138)		(502)
Amortization of intangible assets	7,848		6,786
Restructuring and other charges	66		46
Impairment of long-lived assets	—		—
Acquisition and financing costs	891		787
Fair value adjustments from purchase accounting	600		93
Litigation and settlement expense, net	174		146
COVID related expenses(2)	397		—
Stock-based and other non-cash compensation expense	6,917		4,914
Impact to income taxes(3)	(4,048)		(2,722)
Adjusted income and adjusted earnings per share	$33,272	$0.60	$23,657	$0.49

Diluted weighted-average shares outstanding		55,127		47,958

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 16

	Nine Months Ended
	March 27, 2020		March 31, 2019
Net income and earnings per share	$58,488	$1.06	$33,971	$0.71
Other non-operating adjustments, net(1)	(3,386)		(155)
Amortization of intangible assets	22,859		20,906
Restructuring and other charges	1,815		573
Impairment of long-lived assets	—		—
Acquisition and financing costs	5,009		2,592
Fair value adjustments from purchase accounting	1,200		713
Litigation and settlement expense, net	629		325
COVID related expenses(2)	397		—
Stock-based and other non-cash compensation expense	19,332		14,995
Impact to income taxes(3)	(19,341)		(8,892)
Adjusted income and adjusted earnings per share	$87,002	$1.58	$65,028	$1.36

Diluted weighted-average shares outstanding		55,071		47,783

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 27, 2020	March 31, 2019	March 27, 2020	March 31, 2019
Organic revenue	$191,473	$172,159	$527,110	$466,310
Acquired revenue	16,543	2,477	52,123	11,471
Net revenues	$208,016	$174,636	$579,233	$477,781

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 3, 2020
Fiscal Year Ending July 3, 2020
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending		Fiscal Year Ending
	July 3, 2020(1)		July 3, 2020(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$17,600	$19,800	$76,100	$78,300

Adjust for:
Other non-operating adjustments, net	—	—	(3,400)	(3,400)
Interest expense (income), net	1,100	1,100	(800)	(800)
Income tax provision	6,100	6,900	14,600	15,400
Depreciation	5,300	5,300	19,000	19,000
Amortization of intangible assets	7,800	7,800	30,600	30,600
Restructuring and other charges	—	—	1,800	1,800
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	5,700	5,700
Fair value adjustments from purchase accounting	600	600	1,800	1,800
Litigation and settlement expense, net	—	—	600	600
COVID related expenses	—	—	400	400
Stock-based and other non-cash compensation expense	7,200	7,200	26,600	26,600
Adjusted EBITDA expectation	$46,400	$49,400	$173,000	$176,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 3, 2020
Fiscal Year Ending July 3, 2020
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending July 3, 2020(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$17,600	$0.32	$19,800	$0.36
Other non-operating adjustments, net	—		—
Amortization of intangible assets	7,800		7,800
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	600		600
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	7,200		7,200
Impact to income taxes(2)	(4,200)		(4,200)
Adjusted income and adjusted earnings per share expectation	$29,700	$0.54	$31,900	$0.58

Diluted weighted-average shares outstanding expectation		55,200		55,200

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2020 Results, Page 20

	Fiscal Year Ending July 3, 2020(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$76,100	$1.38	$78,300	$1.42
Other non-operating adjustments, net	(3,400)		(3,400)
Amortization of intangible assets	30,600		30,600
Restructuring and other charges	1,800		1,800
Impairment of long-lived assets	—		—
Acquisition and financing costs	5,700		5,700
Fair value adjustments from purchase accounting	1,800		1,800
Litigation and settlement expense, net	600		600
COVID related expenses	400		400
Stock-based and other non-cash compensation expense	26,600		26,600
Impact to income taxes(2)	(23,500)		(23,500)
Adjusted income and adjusted earnings per share expectation	$116,700	$2.12	$118,900	$2.16

Diluted weighted-average shares outstanding expectation		55,100		55,100

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY